United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$12,962,540
Unrealized Gain (Loss) on Market Value of Futures	(44,910,010)
Dividend Income	13,846
Interest Income	13,768
ETF Transaction Fees	21,000
Total Income (Loss)	$(31,898,856)

Expenses
General Partner Management Fees	$343,700
Tax Reporting Fees	85,950
Brokerage Commissions	85,684
SEC & FINRA Registration Expense	37,654
Audit Fees	13,151
NYMEX License Fee	11,457
Legal Fees	11,345
Non-interested Directors' Fees and Expenses	9,287
Prepaid Insurance Expense	6,947
Tax Fees	850
Total Expenses	$606,025
Net Income (Loss)	$(32,504,881)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/13	$1,015,959,415
Additions (8,200,000 Units)	261,711,130
Withdrawals (11,000,000 Units)	(365,822,107)
Net Income (Loss)	(32,504,881)

Net Asset Value End of Month	$879,343,557
Net Asset Value Per Unit (26,400,000 Units)	$33.31

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612